Exhibit 99.1

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports Fourth Quarter and Full Year 2021 Results

SPOKANE, Wash., January 31, 2022 (BUSINESS WIRE) – PotlatchDeltic Corporation (Nasdaq: PCH) today reported net income of $39.2 million, or $0.58 per diluted share, on revenues of $248.4 million for the quarter ended December 31, 2021. Excluding a net loss on fire damage, adjusted net income was $39.9 million, or $0.59 per diluted share for the fourth quarter of 2021. Net income was $100.0 million, or $1.48 per diluted share, on revenues of $337.4 million for the quarter ended December 31, 2020.

Net income for the full year 2021 was $423.9 million, or $6.26 per diluted share, on revenues of $1.3 billion. Excluding a net gain on fire damage, adjusted net income was $421.4 million, or $6.22 per share for 2021. Net income for the full year 2020 was $166.8 million, or $2.47 per diluted share, on revenues of $1.0 billion. Excluding an after-tax pension settlement charge, adjusted net income was $198.6 million, or $2.94 per diluted share for 2020.

2021 Highlights

•
Generated record Total Adjusted EBITDDA of $652.9 million and Total Adjusted EBITDDA margin of 49%
•
Record Wood Products Adjusted EBITDDA of $393.9 million driven by historic lumber prices
•
Timberlands Adjusted EBITDDA of $262.9 million was a record level due to leveraged Idaho lumber indexed pricing
•
Acquired $134 million of high-quality timberlands
•
Returned $388 million to shareholders through regular dividends and a Q4 special dividend
•
Maintained strong liquidity position of $595 million as of December 31, 2021

“2021 was an extraordinary year, with our Wood Products and Timberlands businesses far exceeding last year's record performance," said Eric Cremers, president and chief executive officer. "Our leverage-to-lumber strategy capitalized on historic lumber prices and is well situated to continue to drive strong financial performance into 2022. Additionally, we returned $388 million to shareholders in 2021, including a special dividend in December, and are well positioned to continue growing shareholder value through our disciplined and opportunistic capital allocation strategy," stated Mr. Cremers.

Financial Highlights

(in millions, except per share data - unaudited)	Q4 2021	Q3 2021	Q4 2020
Revenues	$248.4	$287.3	$337.4
Net income	$39.2	$65.7	$100.0
Weighted average shares outstanding, diluted (in thousands)	67,974	67,648	67,607
Net income per diluted share	$0.58	$0.97	$1.48

Adjusted net income	$39.9	$62.4	$100.0
Adjusted net income per diluted share	$0.59	$0.92	$1.48

Total Adjusted EBITDDA	$75.7	$107.2	$163.9
Dividends per share[1]	$4.44	$0.41	$0.41
Net cash from operations	$51.6	$111.9	$144.4
Cash and cash equivalents	$296.2	$592.8	$252.3

1The regular dividend was increased 7.3% to $0.44 per quarter and a special dividend of $4 per share was paid Q4 2021.

Business Performance: Q4 2021 vs. Q3 2021

Timberlands

Fourth Quarter 2021 Highlights

•
Timberlands Adjusted EBITDDA decreased $34.2 million from Q3 2021 levels
•
Northern sawlog price decreased 28% primarily due to lower indexed and cedar sawlog prices
•
Northern harvest volumes were seasonally lower
•
Forest management costs decreased seasonally

(in millions - unaudited)	Q4 2021	Q3 2021	$ Change
Segment Revenues	$86.8	$129.5	$(42.7)

Adjusted EBITDDA	$41.8	$76.0	$(34.2)

Wood Products

Fourth Quarter 2021 Highlights

•
Wood Products Adjusted EBITDDA increased $10.6 million from Q3 2021 levels
•
Average lumber price increased 6% to $563 per MBF in Q4 2021
•
Log costs decreased due to lower index pricing in Idaho
•
Plywood price declined from historic levels

(in millions - unaudited)	Q4 2021	Q3 2021	$ Change
Segment Revenues	$174.2	$187.8	$(13.6)

Adjusted EBITDDA	$37.2	$26.6	$10.6

Real Estate

Fourth Quarter 2021 Highlights

•
Real Estate Adjusted EBITDDA increased $0.9 million from Q3 2021 levels
•
Reflects higher rural land sales, partially offset by lower residential lot sales
•
Sold 5,674 acres of rural land at an average price of $1,566/acre
•
Sold 37 residential lots at an average price of $71,757/lot

(in millions - unaudited)	Q4 2021	Q3 2021	$ Change
Segment Revenues	$14.0	$13.5	$0.5

Adjusted EBITDDA	$10.0	$9.1	$0.9

Outlook

"2022 is off to a great start with the recent surge in lumber prices benefitting both our Timberlands and Wood Products businesses. We expect housing-related fundamentals that drive demand in our business to remain favorable and we continue to expect lumber prices will remain higher than long-term averages. We continue to monitor the pandemic and the trend in mortgage rates and their impact on lumber demand and our business. During 2022, we expect to harvest approximately 6.1 million tons in our Timberlands segment, ship around 1 billion board feet in lumber, and sell about 13,500 rural acres and 165 residential lots in our Real Estate Segment," stated Mr. Cremers.

Non-GAAP Measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP.

Management uses Adjusted EBITDDA to evaluate the performance of the company. This is a non-GAAP measure that represents EBITDDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted net income and adjusted net income per diluted share are non-GAAP measures that represent GAAP net income and GAAP net income per diluted share before certain items that impact the ability of investors, securities analysts and other interested parties to compare the performance of our business, either period-over-period or with other businesses.

Reconciliations to GAAP are set forth in the accompanying schedules.

Conference Call Information

A live conference call and webcast will be held Tuesday, February 1, 2022, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-888-510-2008 for U.S./Canada and 1-646-960-0306 for international callers. Participants will be asked to provide conference I.D. number 7281983. Supplemental materials that will be discussed during the call are available on the website.

A replay of the conference call will be available two hours following the call until February 8, 2022, by calling 1-800-770-2030 for U.S./Canada or 1-647-362-9199 for international callers. Callers must enter conference I.D. number 7281983 to access the replay.

About PotlatchDeltic

PotlatchDeltic (Nasdaq: PCH) is a leading Real Estate Investment Trust (REIT) that owns approximately 1.8 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest management, is committed to environmental and social responsibility and to responsible governance. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the company’s revenues, costs and expenses; favorable housing market fundamentals; lumber pricing; lumber shipment volumes; timber harvest volumes; rural real estate and development real estate sales; business conditions; and similar matters. Words such as “anticipate,” “expect,” “will,” “intend,” “plan,” “target,” “project,” “believe,” “seek,” “schedule,” “estimate,” “could,” “can,” “may,” and similar expressions are intended to identify such forward-looking statements. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, including the impact of COVID-19 and its variants, governmental responses to such outbreaks, and anticipated recovery from the pandemic on our business, suppliers, customers and employees; changes in the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company's lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies and effects on our customers and suppliers; changes in interest rates; credit availability and homebuyers’ ability to qualify for mortgages; availability of labor and developable land; changes in the level of construction and remodeling activity; changes in foreign demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products and real estate; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; disruptions or inefficiencies in our supply chain and/or operations; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; fires at our facilities and on our timberland and other catastrophic events; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; transportation disruptions; share price; the successful execution of the company’s strategic plans; the company’s ability to meet expectations; and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2021	2021	2020	2021	2020
Revenues	$248,406	$287,330	$337,449	$1,337,435	$1,040,930
Costs and expenses:
Cost of goods sold	178,163	190,602	183,860	715,846	687,781
Selling, general and administrative expenses	18,650	18,512	20,455	73,432	72,519
Net loss (gain) on fire damage	1,033	(4,394)	—	(3,361)	—
	197,846	204,720	204,315	785,917	760,300
Operating income	50,560	82,610	133,134	551,518	280,630
Interest expense, net	(8,861)	(8,641)	(8,869)	(29,275)	(29,463)
Pension settlement charge	—	—	—	—	(42,988)
Non-operating pension and other postretirement costs	(3,271)	(3,271)	(3,556)	(13,227)	(14,226)
Income before income taxes	38,428	70,698	120,709	509,016	193,953
Income taxes	754	(5,031)	(20,692)	(85,156)	(27,123)
Net income	$39,182	$65,667	$100,017	$423,860	$166,830

Net income per share:
Basic	$0.58	$0.98	$1.49	$6.29	$2.48
Diluted	$0.58	$0.97	$1.48	$6.26	$2.47
Dividends per share[1]	$4.44	$0.41	$0.41	$5.67	$1.61
Weighted-average shares outstanding (in thousands):
Basic	67,572	67,315	67,159	67,352	67,237
Diluted	67,974	67,648	67,607	67,719	67,568

1 The regular dividend was increased 7.3% to $0.44 per quarter and a special dividend of $4 per share was paid Q4 2021.

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheet

Unaudited

	At December 31,
(in thousands, except per share amounts)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$296,151	$252,340
Customer receivables, net	31,028	26,606
Inventories, net	72,369	62,036
Other current assets	21,630	16,136
Total current assets	421,178	357,118
Property, plant and equipment, net	292,320	288,544
Investment in real estate held for development and sale	65,604	72,355
Timber and timberlands, net	1,682,671	1,600,061
Intangible assets, net	15,491	16,270
Other long-term assets	57,951	46,717
Total assets	$2,535,215	$2,381,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$78,209	$93,279
Current portion of long-term debt	42,977	39,981
Current portion of pension and other postretirement employee benefits	4,993	6,574
Total current liabilities	126,179	139,834
Long-term debt	715,279	717,366
Pension and other postretirement employee benefits	83,674	128,807
Deferred tax liabilities, net	34,874	17,740
Other long-term obligations	49,076	72,365
Total liabilities	1,009,082	1,076,112
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value	69,064	66,876
Additional paid-in capital	1,781,217	1,674,576
Accumulated deficit	(280,910)	(315,510)
Accumulated other comprehensive loss	(43,238)	(120,989)
Total stockholders’ equity	1,526,133	1,304,953
Total liabilities and stockholders' equity	$2,535,215	$2,381,065

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands)	2021	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$39,182	$65,667	$100,017	$423,860	$166,830
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	20,060	21,534	20,076	77,425	77,885
Basis of real estate sold	4,627	6,697	10,908	27,360	25,348
Change in deferred taxes	(3,196)	2,659	(223)	25	(14,610)
Pension and other postretirement benefits	5,484	5,484	5,916	22,079	23,666
Pension settlement charge	—	—	—	—	42,988
Equity-based compensation expense	2,262	2,275	2,135	8,607	8,063
Net loss (gain) on fire damage	1,033	(4,394)	—	(3,361)	—
Other, net	(270)	928	(725)	363	(1,269)
Change in working capital and operating-related activities, net	(13,117)	17,072	10,366	(33,199)	23,072
Real estate development expenditures	(2,795)	(2,435)	(2,506)	(9,229)	(6,706)
Funding of pension and other postretirement employee benefits	(1,626)	(3,585)	(1,546)	(9,044)	(10,004)
Net cash provided by operating activities	51,644	111,902	144,418	504,886	335,263

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment additions	(12,656)	(10,348)	(8,027)	(38,947)	(22,693)
Timberlands reforestation and roads	(4,165)	(4,282)	(3,889)	(16,401)	(16,234)
Acquisition of timber and timberlands	(17,616)	(258)	(2,120)	(20,066)	(6,858)
Proceeds from property insurance recoveries	1,750	13,250	—	15,000	—
Other, net	276	358	108	1,269	3,593
Net cash used in investing activities	(32,411)	(1,280)	(13,928)	(59,145)	(42,192)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(305,779)	(27,489)	(27,419)	(388,241)	(107,853)
Repurchase of common stock	—	—	—	—	(15,364)
Proceeds from long-term debt	40,000	—	46,000	40,000	46,000
Repayment of long-term debt	(46,366)	—	(46,000)	(46,366)	(46,000)
Other, net	(3,083)	(2,396)	(735)	(6,702)	(1,768)
Net cash used in financing activities	(315,228)	(29,885)	(28,154)	(401,309)	(124,985)
Change in cash, cash equivalents and restricted cash	(295,995)	80,737	102,336	44,432	168,086
Cash, cash equivalents and restricted cash at beginning of period	592,767	512,030	150,004	252,340	84,254
Cash, cash equivalents and restricted cash at end of period	$296,772	$592,767	$252,340	$296,772	$252,340

Note: PotlatchDeltic issued 1.96 million shares of common stock and assumed debt of $6.6 million to acquire Loutre Land and Timber Company in December 2021. The debt was paid off after the transaction closed.

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2021	2021	2020	2021	2020
Revenues
Timberlands	$86,772	$129,543	$109,764	$449,447	$376,519
Wood Products	174,158	187,760	208,898	988,888	698,405
Real Estate	14,005	13,497	62,191	63,813	104,416
	274,935	330,800	380,853	1,502,148	1,179,340
Intersegment Timberlands revenues	(26,529)	(43,470)	(43,404)	(164,713)	(138,410)
Consolidated revenues	$248,406	$287,330	$337,449	$1,337,435	$1,040,930

Adjusted EBITDDA[1]
Timberlands	$41,804	$76,023	$62,512	$262,944	$182,802
Wood Products	37,204	26,566	70,315	393,858	176,095
Real Estate	10,007	9,069	56,414	47,457	86,476
Corporate	(12,365)	(11,496)	(13,884)	(47,393)	(48,451)
Eliminations and adjustments	(932)	7,021	(11,459)	(3,995)	(14,694)
Total Adjusted EBITDDA	75,718	107,183	163,898	652,871	382,228
Interest expense, net[2]	(8,861)	(8,641)	(8,869)	(29,275)	(29,463)
Depreciation, depletion and amortization	(19,477)	(21,131)	(19,671)	(75,633)	(76,261)
Net (loss) gain on fire damage	(1,033)	4,394	—	3,361	—
Basis of real estate sold	(4,627)	(6,697)	(10,908)	(27,360)	(25,348)
Pension settlement charge	—	—	—	—	(42,988)
Non-operating pension and other postretirement employee benefits	(3,271)	(3,271)	(3,556)	(13,227)	(14,226)
(Loss) gain on fixed assets	(21)	(1,139)	(185)	(1,721)	11
Income before income taxes	$38,428	$70,698	$120,709	$509,016	$193,953

Depreciation, depletion and amortization
Timberlands	$11,611	$11,893	$13,069	$45,403	$51,047
Wood Products	7,541	8,879	6,200	28,802	23,611
Real Estate	163	162	155	640	620
Corporate	162	197	247	788	983
	19,477	21,131	19,671	75,633	76,261
Bond discounts and deferred loan fees[2]	583	403	405	1,792	1,624
Total depreciation, depletion and amortization	$20,060	$21,534	$20,076	$77,425	$77,885

Basis of real estate sold
Real Estate	$4,630	$6,703	$11,017	$27,381	$25,990
Eliminations and adjustments	(3)	(6)	(109)	(21)	(642)
Total basis of real estate sold	$4,627	$6,697	$10,908	$27,360	$25,348

1 Management uses Adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of Total Adjusted EBITDDA below.

2 Bond discounts and deferred loan fees are included in interest expense, net in the Condensed Consolidated Statements of Operations.

PotlatchDeltic Corporation

Reconciliations

Unaudited

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2021	2021	2020	2021	2020
Adjusted EBITDDA
Net income (GAAP)	$39,182	$65,667	$100,017	$423,860	$166,830
Interest, net	8,861	8,641	8,869	29,275	29,463
Income taxes	(754)	5,031	20,692	85,156	27,123
Depreciation, depletion and amortization	19,477	21,131	19,671	75,633	76,261
Basis of real estate sold	4,627	6,697	10,908	27,360	25,348
Net loss (gain) on fire damage	1,033	(4,394)	—	(3,361)	—
Pension settlement charge	—	—	—	—	42,988
Non-operating pension and other postretirement benefit costs	3,271	3,271	3,556	13,227	14,226
Loss (gain) on fixed assets	21	1,139	185	1,721	(11)
Total Adjusted EBITDDA	$75,718	$107,183	$163,898	$652,871	$382,228

Adjusted net income
Net income (GAAP)	$39,182	$65,667	$100,017	$423,860	$166,830
Special items:
Net loss (gain) on fire damage, after tax	748	(3,252)	—	(2,504)	—
Pension settlement charge, after tax	—	—	—	—	31,811
Adjusted net income	$39,930	$62,415	$100,017	$421,356	$198,641

Adjusted net income per diluted share
Net income per diluted share (GAAP)	$0.58	$0.97	$1.48	$6.26	$2.47
Special items:
Net loss (gain) on fire damage, after tax	0.01	(0.05)	—	(0.04)	—
Pension settlement charge, after tax	—	—	—	—	0.47
Adjusted net income per diluted share	$0.59	$0.92	$1.48	$6.22	$2.94